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                                                                     EXHIBIT 5.1


                                December 12, 2002


ZOLL Medical Corporation
32 Second Avenue, Northwest Park
Burlington, MA 01803

Ladies and Gentlemen:

       Re:    Registration Statement on Form S-8

      This opinion is delivered in our capacity as counsel to ZOLL Medical Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") of a Registration Statement on Form S-8 (the "Registration Statement") relating to 435,000 shares of Common Stock, par value $.02 per share which the Company may issue pursuant to the ZOLL Medical Corporation 2001 Stock Incentive Plan (the "2001 Plan") and 635,000 shares of Common Stock which the Company may issue pursuant to the 1992 Stock Option Plan (the "1992 Plan" and, collectively, the "Registered Shares").

      As counsel for the Company, we have examined copies of both the 2001 Plan and the 1992 Plan, the Company's Restated Articles of Organization and the Amended and Restated By-laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

      We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and The Commonwealth of Massachusetts.

      Based on the foregoing, we are of the opinion that upon the issuance and delivery of the Registered Shares against payment therefore in accordance with the terms of the 2001 Plan or the 1992 Plan, as applicable, and any agreement thereunder, the Registered Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock under the Business Corporation Law of The Commonwealth of Massachusetts.

      The foregoing assumes all requisite steps will be taken to comply with the requirements of the Act, applicable requirements of state laws regulating the offer and sale of securities and applicable requirements of The Nasdaq Stock Market, Inc.

      We hereby consent to being named as counsel to the Company in the Registration Statement and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,



                                                /s/ Goodwin Procter LLP

                                                GOODWIN PROCTER LLP